CREDIT AGREEMENT


                                      among


                                  INACOM CORP.,


                          VARIOUS LENDING INSTITUTIONS,




                             IBM CREDIT CORPORATION,
                             as Documentation Agent,


                           BANQUE NATIONALE DE PARIS,
                              as Syndication Agent,


                                       and


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             as Administrative Agent


                        --------------------------------

                            Dated as of April 9, 1999
                        --------------------------------


                                  $450,000,000






                         DEUTSCHE BANK SECURITIES INC.,
                                as Lead Arranger

                  CREDIT AGREEMENT, dated as of April 9, 1999, among INACOM CORP., a Delaware corporation (the "Borrower"), the Banks listed on Annex I from time to time, IBM CREDIT CORPORATION, as Documentation Agent, BANQUE NATIONALE DE PARIS, as Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H:


                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitments. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans to the Borrower, which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Loan Facility and the Revolving Loan Facility, as set forth below:

                  (a) each loan under the Term Loan Facility (each, a "Term Loan" and, collectively, the "Term Loans") (i) shall be incurred by the Borrower on a single date occurring on or after the Effective Date and on or prior to April 9, 1999, (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that all Term Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type and
         (iv) shall not exceed for any Bank at the time of incurrence thereof that aggregate principal amount which equals the Term Loan Commitment, if any, of such Bank at such time. Once repaid, Term Loans may not be reborrowed.

                  (b) Each loan  under the  Revolving  Loan  Facility  (each,  a
         "Revolving Loan" and, collectively, the "Revolving Loans") (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iv) may be repaid and reborrowed in accordance with the provisions hereof and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with (I) the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank and (II) such Bank's RL Percentage, if any, of the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment, if any, of such Bank at such time.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding in the aggregate more than ten Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans under any Facility, it shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing), which notice must be given prior to 11:00 A.M. (New York time) three Business Days prior to the date of Borrowing in the case of each Borrowing of Eurodollar Loans and prior to 11:00 A.M. (New York time) on the date of Borrowing in the case of each Borrowing of Base Rate Loans to be incurred hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans under the Facility specified in the respective Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Letter of Credit Issuer (in the case of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Letter of Credit Issuer's record of the terms of such telephonic notice (except in the case of gross negligence or bad faith).

                  1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Facility will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or at such other office or account as the Borrower shall request and the Administrative Agent shall agree) the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the

Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Notes. (a) At the request of any Bank, the Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by such Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), and (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

                  (b) A Term Note issued to any Bank that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the initial Term Loan Commitment of such Bank and be payable in the principal amount of Term Loans evidenced thereby,
(iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) A Revolving Note issued to any Bank that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or if issued after the termination thereof, in an amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the principal amount of the Revolving Loans evidenced thereby,
(iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes (to the extent it has such Notes), endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing by the Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided, that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Loans comprising a Borrowing under this Agreement shall be made by the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and
(ii) the  conversion  of such  Eurodollar  Loan to a Base Rate Loan  pursuant to
Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Margin plus the relevant Eurodollar Rate.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of such Facility from time to time; provided that Eurodollar Loans shall bear interest after maturity (whether by acceleration or otherwise) until the end of the applicable Interest Period at a rate per annum equal to 2% in excess of the rate of interest then applicable thereto. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, in arrears on
(x) the date of any  conversion  into a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Term Loan and, to the extent such prepayment or repayment is accompanied by a permanent reduction to the Total Revolving Loan Commitment, each Revolving Loan, on the date of any prepayment or repayment thereof (on the amount prepaid or repaid), and (iv) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period. Notwithstanding anything to the contrary contained above:

                 (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

                (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (v) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the respective Maturity Date for such Facility;

                (vi) unless the Required Banks otherwise agree, no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

               (vii) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a mandatory prepayment of Term Loans is required to be made under Section 4.02(A)(b) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such mandatory prepayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs,  Illegality,  etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) as promptly as practicable after the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing (whether initially or by conversion), cancel said

Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by the National Association of Insurance Commissioners ("NAIC") or any governmental authority, central Bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of the NAIC or any such authority, central Bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. The Borrower agrees to compensate each Bank, promptly upon its written request (which request shall set forth the basis for requesting such compensation and shall be made through the Administrative Agent), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section
1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to
Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

                  1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

                  1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.11, whether resulting from the replacement of such Replaced Bank pursuant to this Section 1.13 or otherwise) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 7.13 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 11.07 and 12.01), which shall survive as to such Replaced Bank as to the events occurring prior to the date of replacement and (y) Annex I shall be deemed modified to reflect the changed Commitments (and/or outstanding Term Loans, as the case may be) resulting from the assignment from the Replaced Bank to the Replacement Bank.

                  SECTION 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date to issue, for the account of the Borrower and in support of, on a standby basis, L/C Supportable Indebtedness, and subject to and upon the terms and conditions herein set forth the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                 (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing a Letter of Credit or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to the Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Letter of Credit Issuer as of the date hereof and which the Letter of Credit Issuer in good faith deems material to it; or

                (ii) the Letter of Credit Issuer shall have received notice prior to the issuance of a Letter of Credit of the type described in clause (vi) of Section 2.01(b).

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $40,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans, the Total Revolving Loan Commitment at such time;
(ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided, that any Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to the Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date; (iii) no Letter of Credit shall have an expiry date occurring later than five Business Days next preceding the Revolving Loan Maturity Date;
(iv) each Letter of Credit shall be denominated in U.S. Dollars and payable on a sight basis; (v) the Stated Amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; and (vi) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default by the Required Banks.

                  (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

                  (d) Annex X hereto contains a description of all letters of credit issued pursuant to the Existing Credit Facility and outstanding on the Effective Date. Each such letter of credit, including any extension or renewal thereof, shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Effective Date.

                  2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 11:00 A.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each such notice, a "Letter of Credit Request"). Each Letter of Credit
Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith.

                  (b) Upon its issuance of or amendment to any Letter of Credit, the Letter of Credit Issuer shall promptly notify the Administrative Agent, each RL Bank and the Borrower of such issuance or amendment, which notice shall include a summary description of the Letter of Credit actually issued and any amendments thereto.

                  2.03 Agreement to Repay Letter of Credit Payments. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment directly to the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date that the Borrower receives notice from the Letter of Credit Issuer of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin plus the Base Rate as in effect from time to time for Revolving Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date the Borrower receives notice from the Letter of Credit Issuer of such payment or disbursement), such interest also to be payable on demand, provided that the notice referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, in which case such Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be the Base Rate plus the Applicable Margin for Revolving Loans (plus an additional 2% on and after the third Business Day following the respective Drawing).

                  (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to substantially conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Banks pursuant to Section 1.13 or 12.04(b) or otherwise, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assigning and assignee Banks.

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

                  (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's RL Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its RL Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its RL Percentage of any payment under any the Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                 (v)     the occurrence of any Default or Event of Default.

                  2.05 Increased Costs. If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in the Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the

Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

                  SECTION 3.  Fees; Commitments.

                  3.01 Fees. (a) The Borrower shall pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate for each day equal to the Applicable Margin then in effect with respect to Commitment Fees on the daily Aggregate Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.

                  (b) The Borrower shall pay to the Administrative Agent for the account of each Non-Defaulting Bank that has a Revolving Loan Commitment pro rata on the basis of their RL Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin then in effect with respect to Letters of Credit on the daily Stated Amount of the Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower shall pay to the Letter of Credit Issuer for its own account a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/10 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower hereby agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

                  (e) The Borrower shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and the Administrative Agent, when and as due.

                  (f) All  computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that (x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Banks and (y) any partial reduction pursuant to this Section 3.02(a) shall be in the amount of at least $5,000,000 or any multiple of $1,000,000 in excess thereof.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, due and owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrower shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's RL Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Borrower hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 11.07 and 12.01), which shall survive as to such repaid Bank.

                  3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate in its entirety on April 9, 1999 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) The Total Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date, after giving effect to the making of the Term Loans on such date.

                  (c) The Total Revolving Loan Commitment shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (d) Each reduction or adjustment of the Total Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  SECTION 4.  Payments.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans made to it, in whole or in part, without premium or penalty, except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans pursuant to this Section 4.01(a), whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Loans were made, which notice shall be given by the Borrower prior to 1:00 P.M. (New York time) (x) on the same Business Day of such prepayment in the case of Base Rate Loans and (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each prepayment pursuant to this Section 4.01(a) shall be in an aggregate principal amount of (A) at least $5,000,000 or in any multiple of $1,000,000 in excess thereof in the case of Eurodollar Loans and (B) at least $500,000 or any multiple of $100,000 in excess thereof in the case of Base Rate Loans; provided, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this
Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's RL Percentage of all Revolving Loans then outstanding; (iv) each prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Bank as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts due and owing to such Bank in accordance with said Section 12.12(b), so long as (A) in the case of the repayment of Revolving Loans of any RL Bank pursuant to this clause (b), the Revolving Loan Commitment of such RL Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Bank, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

                  4.02  Mandatory Prepayments.

                  (A)      Requirements:

                  (a) If on any date the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date) plus (ii) the aggregate Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations or released to the Borrower at such time as the aggregate amount of Letter of Credit Outstandings shall no longer exceed the Total Revolving Loan Commitment then in effect).

                  (b) The Borrower shall be required to repay the principal amount of the Term Loans on each date set forth below in the amount set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 4.01(a), a "Scheduled Repayment"):


                 Scheduled Repayment Date                      Amount
                 ------------------------                      ------
                 June 30, 1999                        $     12,500,000
                 September 30, 1999                         12,500,000
                 December 31, 1999                          12,500,000
                 March 31, 2000                             12,500,000
                 June 30, 2000                              12,500,000
                 September 30, 2000                         12,500,000
                 December 31, 2000                          12,500,000
                 March 31, 2001                             12,500,000
                 June 30, 2001                              12,500,000
                 September 30, 2001                         12,500,000
                 December 31, 2001                          12,500,000
                 March 31, 2002                             12,500,000
                 June 30, 2002                              12,500,000
                 September 30, 2002                         12,500,000
                 December 31, 2002                          12,500,000
                 Term Loan Maturity Date                    12,500,000

                  (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document all then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

                  (B) Application:

                  (a) With respect to each  repayment of Loans  required by this
Section 4.02, the Borrower may designate the Types of Loans under the respective facility which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, that (i) Eurodollar Loans made pursuant to a specific Facility may be designated for repayment pursuant to this
Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and
(iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, that no repayment pursuant to Section 4.02(A)(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's RL Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 11:00 A.M. (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 11:00 A.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "Bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the

Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such form or Certificate shall not be required to be so delivered by such Bank. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

                  SECTION 5. Conditions Precedent. The obligation of each Bank to make each Loan to the Borrower hereunder, and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank which has requested same the appropriate Term Note and Revolving Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

                  5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default, (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iii) the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a) or Letter of Credit Request meeting with the requirements of Section 1.03(b), as the case may be.

                  5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08, 5.09 and 5.16 have been satisfied as of such date.

                  5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from McGrath, North, Mullin & Kratz, P.C., counsel to the Credit Parties, which opinion shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request and shall be substantially in the form of Exhibit K.

                  5.05 Corporate Proceedings;  etc. (a) On the Initial Borrowing
Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by a senior officer of or other appropriate Person in respect of such Credit Party, and attested to by another officer or other appropriate Person in respect of such Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws (or equivalent organizational documents)) shall be reasonably satisfactory to the Administrative Agent.

                  (b) On the Initial Borrowing Date, all corporate, limited liability company, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate and limited liability company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  5.06 Adverse Change, etc. On or prior to the Initial Borrowing Date, nothing shall have occurred since December 26, 1998 (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Required Banks or the Administrative Agent shall determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a Material Adverse Effect.

                  5.07 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or (b) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks or the Agent hereunder or under any other Credit

Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Administrative Agent hereunder or under any other Credit Document.

                  5.08 Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of Loans.

                  5.09 Consummation of the Vanstar Merger. (a) Prior to the Initial Borrowing Date, the Vanstar Merger shall have been consummated pursuant to the Vanstar Merger Documents and all applicable laws.

                  (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Vanstar Merger Documents.

                  5.10 Security Documents. (a) On the Initial Borrowing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit E (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Certificated Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), which Security Agreement shall be in full force and effect and shall cover all of the Security Agreement Collateral, and together therewith the Borrower and each Subsidiary Guarantor shall have delivered:

                  (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                  (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower or any of its Domestic Subsidiaries or a division or operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements that name the Borrower or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

                  (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                  (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken.

                  5.11 Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  5.12 Existing Indebtedness Agreements; Inventory Finance Facilities; and Receivable Purchase Facilities. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower, of:

                  (a) all agreements evidencing or relating to the Existing Indebtedness (collectively, the "Existing Indebtedness Agreements");

                  (b) the IBM Inventory Finance Facility and the DFS Inventory Finance Facility (collectively, the "Inventory Finance Facilities"); and

                  (c) the Morgan Receivables Purchase Facility and the Nesbitt Burns Receivables Purchase Facility (collectively, the "Receivables Purchase Facilities");

all of which Existing Indebtedness Agreements, Inventory Finance Facilities and Receivables Purchase Facilities shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that all such documents in the form delivered to the Administrative Agent before the Effective Date are satisfactory) and shall be in full force and effect on the Initial Borrowing Date.

                  5.13 Solvency Certificate;  Environmental Analyses;  Insurance
Analyses;   Financial   Statements.   On  the  Initial   Borrowing   Date,   the
Administrative Agent shall have received:

                  (a) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions, that the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

                  (b) evidence of insurance  complying with the  requirements of
         Section 7.03 for the business and properties of the Borrower and its Subsidiaries in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to the Collateral Agent; and

                  (c) true and correct copies of the financial statements referred to in Section 6.10(b) and such financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

                  5.14 Pro Forma Financial Statements. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of December 26, 1998 after giving effect to the Vanstar Merger and assuming that same was consummated on or prior to December 26, 1998 and prepared in accordance with GAAP, which pro forma balance sheet shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks.

                  (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent unaudited pro forma income and cash flow statements of the Borrower and its Subsidiaries for the twelve month period ended December 26, 1998 after giving effect to the Vanstar Merger and assuming that same was consummated on December 28, 1997, which pro forma financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

                  5.15 Projections. On or prior to the Initial Borrowing Date, the Banks shall have received financial projections (the "Projections"), which include the projected results of the Borrower and its Subsidiaries for the seven fiscal years ended after the Initial Borrowing Date, which Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

                  5.16 Existing Indebtedness. (a) On the Initial Borrowing Date and after giving effect to the Vanstar Merger and the Loans incurred on the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness outstanding except for Indebtedness permitted under
Section 8.04 or any preferred stock outstanding except the Trust Preferred Securities. On and as of the Initial Borrowing Date (and after giving effect thereto), all of the Existing Indebtedness shall remain outstanding without any default or event of default existing or arising thereunder.

                  (b) (i) On the Initial Borrowing Date, the total commitments in respect of Existing Credit Facility shall have been terminated, and all loans with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts due and owing pursuant to the Existing Credit Facility shall have been repaid in full and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive) and be of no further force or effect.

                  (ii) On the Initial Borrowing Date, the creditors in respect of the Existing Credit Facility shall have terminated and released all security interests and Liens on the assets owned by the Borrower and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by the Borrower and its Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Facility and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries on which filings have been made and (iii) all collateral owned by the Borrower or any of its Subsidiaries in the possession of any of the creditors in respect to the Existing Credit Facility or any collateral agent or trustee under any related security document shall have been returned to the Borrower or such Subsidiary.

                  5.17 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

                  The acceptance of the benefits of each Credit Event occurring on the Initial Borrowing Date shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the conditions specified above have been satisfied as of the Initial Borrowing Date. The acceptance of the benefits of each Credit Event occurring subsequent to the Initial Borrowing Date shall constitute a representation and warranty by each Credit Party to each of the Banks that the conditions specified in Section 5.02 have been satisfied as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent and the Required Banks.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations, warranties and agreements with the Banks, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case all representations and warranties shall be true and correct in all material respects as of such earlier date):

                  6.01 Status. Each of the Borrower and each of its Subsidiaries
(i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  6.02 Power and Authority. Each Credit Party has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  6.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, with respect to the Borrower or any of its Subsidiaries (i) that could reasonably be expected to have a Material Adverse Effect or

(ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting, or imposing material adverse conditions upon the occurrence of, any Credit Event.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized (i) first, to refinance in full the Existing Credit Facility and (ii) second, for other general corporate purposes.

                  (b) The proceeds of Revolving Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries, including to refinance the Existing Credit Facility.

                  (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan and no Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  6.06 Governmental Approvals. Each order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, required to authorize or required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Credit Document has been obtained or made.

                  6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  6.10 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the refinancing of the Existing Credit Facility and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans), and Liens created, and to be created, by each Credit Party in connection herewith, with respect to each of the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this
Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The consolidated statements of financial condition of the Borrower and its Subsidiaries at December 26, 1998 and the related statements of income and cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended as of said date, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial position of Borrower at the date of said statements and the results for the period covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

                  (c) Since December 26, 1998 nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Except as reflected in the financial statements (including the notes thereto) described in Section 6.10(b) and the Indebtedness incurred under this Agreement, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and
(ii) the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, in the case of clause (i) or (ii) either individually or in the aggregate, has had or would be reasonably likely to have, a Material Adverse Effect.

                  (e) The Projections are based on good faith estimates and assumptions made by the management of the Borrower as of the date on which such Projections were prepared, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material. There is no fact known to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

                  6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date (or provision for such filings satisfactory to the Collateral Agent shall have been made) as contemplated by Section 5.10(b) or on or prior to the execution and delivery thereof as contemplated by Sections
7.11 and 8.16.

                  6.12 Compliance with ERISA. (a) Annex VIII sets forth, as of the Initial Borrowing Date, each Plan (and each related trust, insurance contract or fund). Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service (or has submitted or is within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service and is awaiting receipt of a response) to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated or waived funding deficiency within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer, any Plan subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, threatened or expected; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed [$500,000]; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is reasonably expected to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them in accordance with its terms without incurring any material liability.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of the Borrower on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, allocable to such benefit liabilities.

                  6.13 Subsidiaries. On and as of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex
IV. Annex IV correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

                  6.14 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of the Borrower and each of its Subsidiaries as presently conducted.

                  6.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Borrower or any of its Subsidiaries), except where such non-compliance could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  6.16 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower and each of its Subsidiaries, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences regarding the operations of the Borrower or any of its Subsidiaries on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

                  (c) Notwithstanding anything to the contrary in this Section 6.16, the representations made in this Section 6.16 shall only be untrue if the aggregate effect of all restrictions, failures, noncompliance, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

                  6.17 Properties. All Real Property owned or leased by the Borrower or any of its Domestic Subsidiaries as of the Initial Borrowing Date and the nature of the interest therein, is described on Annex III. Each of the Borrower and each of its Subsidiaries has good and valid title to, or a leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex III or in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens.

                  6.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                  6.19 Tax Returns and Payments. All Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Borrower and its Subsidiaries, as the case may be, for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all taxes payable by them other than taxes which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

                  6.20 Existing Indebtedness. Part A of Annex V sets forth a true and complete list of all Indebtedness for borrowed money of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the incurrence of Loans on such date (excluding any existing Subordinated Debt and the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                  6.21 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

                  6.22 Year 2000 Compliance. The Borrower reasonably believes that no later than September 30, 1999 all computer applications that are material to its or any of its Subsidiaries' business and operations will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  6.23 Hewlett-Packard Financing Statements. The UCC filings ("HP UCC Filings") by Hewlett-Packard Company Finance and Remarketing Divisions ("HP") against the Borrower arise from transactions (collectively, the "HP Transaction") in which the Borrower, as a result of its prior acquisition of assets of HW Electronics, Inc. ("HW"), is a conduit for specifically identified equipment and/or inventory (collectively, the "HP-Lockheed Property") leased or sold by HP to HW which in turn leases or sells to Lockheed Martin Corporation or an affiliate thereof ("Lockheed"). The HP Lockheed Property is leased or sold pursuant to various Finance Agreements between HP and HW and an Asset Management Service Agreement effective as of September 11, 1996 and Purchase Order Nos. CDXA8500E and CVXAK6000Q, between HW and Lockheed. No other purchase orders are effective (including, without limitation, Purchase Order Nos. CDXA5510E and CDXA85200E), whether referred to in the HP UCC Filings or otherwise, and in any event all preceding purchase orders (other than purchase Order Nos. CDXA8500E and CVXAK6000Q) involving the HP Transaction have been cancelled and are no longer in effect. The aggregate amount payable by Lockheed in respect of the HP Transaction does not exceed $10,000,000 per year and the obligations of Lockheed thereunder are due and payable on or before March 31, 2002. Except for its interest in the HP Lockheed Property and the payments by Lockheed in respect thereof, HP has no Lien on any assets or rights of the Borrower or any Subsidiary of the Borrower. Annex IX is an accurate description of the HP Transaction. The information contained in Annex IX is true and correct in all material respects.

                  6.24 Assets of Borrower, InaCom Communications, InaCom Finance Corp., Vanstar, Vanstar Finance Co. and InaCom Funding Corp. The assets of the Borrower, InaCom Communications, Inc., and Vanstar represent 98% of all assets of the Borrower and its Subsidiaries (other than asset interests purchased under the Nesbitt Burns Receivables Purchase Facility and the Morgan Receivables Purchase Facility and proceeds thereof). InaCom Finance Corp. has no assets other than non-material assets purchased by it having an aggregate value of less than $10,000. InaCom Funding Corp. has no assets other than assets purchased by it under the Morgan Receivables Purchase Facility, or other non-material assets having an aggregate value of less than $250,000. Vanstar Finance Co. has no assets other than assets purchased by it under the Nesbitt Burns Receivables Purchase Facility or other non-material assets having an aggregate value of less than $250,000.

                  SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

                  7.01 Information Covenants. The Borrower will furnish to the Administrative Agent (with sufficient copies for each Bank):

                  (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, (i) inventory reports for such fiscal month for the Inventory Finance Facilities and (ii) receivables reports for such fiscal month for the Receivables Purchase Facilities, in each case with respect to clauses (i) and (ii) above in the forms presented as of the date hereof under such agreements and containing such information as reasonably requested by the Administrative Agent or the Required Banks.

                  (b) Quarterly Financial Statements. As soon as available and in no event more than 50 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower,
         (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnote disclosure, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period; it being understood that if the Borrower's quarterly report filed on Form 10Q with the SEC contains the information required above, delivery of such 10Q shall be sufficient for the purposes of satisfying the requirements of this Section 7.01(b).

                  (c) Annual Financial Statements. As soon as available and in no event more than 100 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and certified by KPMG Peat Marwick LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year; it being understood that (x) the foregoing accountant's opinion shall not be qualified or limited because of a restricted or limited examination by the independent certified public accountants of any material portion of the Borrower's or any Subsidiaries' records and (y) if the Borrower's annual report filed on Form 10K with the SEC contains the information and the report required above, delivery of such 10K shall be sufficient for purposes of satisfying the requirements of this Section 7.01(c).

                  (d) Budgets, etc. Not more than 45 days after the commencement of each fiscal year of the Borrower, budgets of the Borrower and its Subsidiaries in reasonable detail for three full fiscal years from and including the fiscal year in which such budget is delivered, as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.09, through and including 8.13, as at the end of such fiscal quarter or year, as the case may be.

                  (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and shall state that such notice is a "notice of default" and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

                  (g) Auditors' Reports. Promptly upon receipt thereof, a copy of any letter or report submitted to the Borrower or any of its Subsidiaries by its independent accountants with respect to any material weakness as to internal control noted by such independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (h) Environmental Matters. Promptly after obtaining knowledge of any of the following, written notice of:

                           (i) any pending or threatened material  Environmental
                  Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

                           (ii) any condition or occurrence on any Real Property
                  owned, leased or operated by the Borrower or any of its Subsidiaries that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                           (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                           (iv) the taking of any  material  removal or remedial
                  action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where the Borrower or any of its Subsidiaries is or is reasonably expected to be responsible for the cost of such action (other than in the ordinary course of business and in compliance with applicable law) or where the taking of such action could reasonably be expected to materially interfere with the operations of the Borrower or any of its Subsidiaries at such Real Property.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower agrees to provide the Administrative Agent with copies of all material written communications by the Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses
         (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above, as may reasonably be requested by the Administrative Agent or the Required Banks.

                  (i) Ratings Change. Promptly upon the occurrence of any change in any S&P Rating or Moody's Rating.

                  (j) Modification of Inventory or Receivables Facilities. Promptly upon the occurrence of any proposed amendment, supplement or modification to any of the IBM Inventory Finance Facility, the DFS Inventory Finance Facility, the Morgan Receivables Purchase Facility or the Nesbitt Burns Receivables Purchase Facility.

                  (k) Receivables/Inventory Audits. (i) No later than 45 days after the commencement of each fiscal year of the Borrower (beginning with the fiscal year commencing on or about January 1, 2000) and (ii) at such other time or times during any fiscal year at the request of the Administrative Agent or the Required Banks (which request may only be made pursuant to this clause (ii) if an Event of Default has occurred and is continuing), an audit performed by a firm satisfactory to the Administrative Agent of the accounts receivable and inventories of the Borrower and its Subsidiaries, such audit to be conducted at the Borrower's expense (in an amount not to exceed $10,000 unless an Event of Default has occurred and is continuing).

                  (l) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall generally send to analysts or the holders of their capital stock (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

                  7.02 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer or other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may desire.

                  7.03 Insurance. In addition to insurance requirements set forth in the Security Documents, the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Borrower in the absence of 30 days' prior notice to the Administrative Agent. All such insurance shall name the Collateral Agent as loss payee/mortgagee with respect to the Collateral (and subject to the rights of Deutsche Financial Services and IBM Credit Corporation with respect to the collateral on which there exists a Permitted Lien under the DFS Inventory Finance Facility and the IBM Inventory Finance Facility, respectively) and as additional insured, for the benefit of the Banks, as their interests may appear. Upon request of the Administrative Agent or any Bank, the Borrower shall furnish the Administrative Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of an Authorized Officer of the Borrower (and, if requested by the Administrative Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section or any Security Documents (and which, in the case of a certificate of a broker, were placed through such broker).

                  7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of the Borrower or any of its Subsidiaries; provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  7.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this
Section 7.05.

                  7.06 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such non-compliance as could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                  7.07 Compliance with Environmental Laws. (a) The Borrower will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties at any time owned, leased or operated by the Borrower or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any such Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse

Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so could not be reasonably expected to have a Material Adverse Effect; provided, that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

                  7.08 ERISA. As soon as possible and, in any event, within ten days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent (with sufficient copies for each of the Banks) a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in Subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current
Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower could reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each Bank (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent or the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent (with sufficient copies for each of the Banks) no later than ten days after the date any annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                  7.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  7.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Domestic Subsidiaries', fiscal years to end on or about December 31 of each year and (ii) each of its, and each of its Domestic Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year ending on or about December 31.

                  7.11 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Domestic Subsidiaries to, grant to the
Collateral  Agent  security  interests  in such  assets  and  properties  of the
Borrower and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.11 has been complied with.

                  (c) The Borrower agrees that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this Section 7.11; provided that in no event shall the Borrower be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

                  7.12 Interest Rate Protection. The Borrower shall no later than 90 days following the Initial Borrowing Date enter into, and thereafter maintain for at least two years, Interest Rate Protection Agreements satisfactory to the Administrative Agent fixing a fixed or maximum interest rate on at least $200,000,000 of the floating rate Indebtedness of the Borrower and its Subsidiaries (including, without limitation, the Loans).

                  7.13 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 7.13, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 7.13, unless such losses, claims, damages and liabilities are caused by the gross negligence or willful misconduct of the Administrative Agent.

                  7.14 Year 2000 Compliance. No later than September 30, 1999, the Borrower shall (i) complete a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by material suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its material suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) develop a plan and complete the implementation of that plan for addressing the Year 2000 Problem.
The Borrower  will  promptly  notify the

Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its material suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on September 30, 1999, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

                  8.01 Changes in Business. The Borrower and its Subsidiaries will not engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date and activities directly related thereto, and similar or related businesses. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall conduct a material portion of its business on a "cash on delivery" basis.

                  8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory or used, worn-out or surplus equipment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

                  (a) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Wholly-Owned Subsidiaries may acquire (including by way of merger) the assets or the capital stock of any Person (any such acquisition permitted by this clause (a), a "Permitted Acquisition"), provided, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 8.01, (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (B) such Person is merged with and into the Borrower (with the Borrower being the surviving corporation of such merger) or is merged with a Wholly-Owned Subsidiary of the Borrower (with the surviving corporation of such merger being a Wholly-Owned Subsidiary of the Borrower), and in any case, all of the provisions of
         Section 8.16 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, (iv) the only consideration paid in connection with such Permitted Acquisition consists of cash, common equity of the Borrower or Indebtedness permitted to be issued under Section 8.04, (v) if the aggregate consideration paid in connection with such Permitted

         Acquisition is in excess of $10,000,000, at least three Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the
         Borrower's chief financial officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 8.09, 8.10, 8.11, 8.12 and 8.13 for the Test Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Test Period, (vi) prior, effective written consent or approval of such Permitted Acquisition of the board of directors or equivalent governing body is obtained and
         (vii) the aggregate consideration paid in connection with all Permitted Acquisitions consummated in any fiscal year of the Borrower (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the principal amount of Indebtedness issued or assumed in connection therewith), shall not exceed the Annual Cash Investment Limit for such fiscal year;

                  (b) the Borrower and its Subsidiaries may lease as lessee or lessor or license as licensee or licensor real or personal property in the ordinary course of business and otherwise in compliance with this Agreement, so long as any such lease or license by the Borrower or any of its Subsidiaries in its capacity as lessor or licensor, as the case may be, does not prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the personal property covered by such lease or license;

                  (c) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.23;

                  (d) the advances,  investments and loans permitted pursuant to
         Section 8.05;

                  (e) the following sales of receivables:

                           (i) the sale by Vanstar Corporation to Vanstar Finance Co., and the subsequent sale by Vanstar Finance Co. to Nesbitt Burns Securities, Inc., as agent, of Nesbitt Burns Receivables pursuant to the Nesbitt Burns Receivables Purchase Facility, provided that (A) the agent under the Nesbitt Burns Receivables Purchase Facility shall not have been notified that, immediately before or after giving effect to such sale, a Default under Section 9.05 or an Event of Default shall exist, (B) no purchaser under the Nesbitt Burns Receivables Purchase Facility shall have any interest in any receivables created after notice by the Administrative Agent to such purchaser of such a Default or an Event of Default and (C) before and after giving effect to such sale (1) the "Investment" does not exceed 65% of the "Outstanding Balance" (each term, as defined in the Nesbitt Burns Receivables

                  Purchase Facility) of receivables of the Borrower and its Subsidiaries (excluding intercompany receivables ) and (2) the "Outstanding Balance" of the portion of "Pool Receivables" does not exceed 75% of the "Outstanding Balance" (each term, as defined in the Nesbitt Burns Receivables Purchase Facility) of receivables of the Borrower and its Subsidiaries (excluding intercompany receivables); and

                           (ii) the sale by the Borrower to InaCom Funding Corp., and the subsequent sale by InaCom Funding Corp. to Morgan Guaranty Trust Company of New York, as agent, of Morgan Receivables pursuant to the Morgan Receivables Purchase Facility, provided that (A) the agent under the Morgan Receivables Purchase Facility shall not have been notified that, immediately before or after giving effect to such sale, a Default under Section 9.05 or an Event of Default shall exist, (B) no purchaser under the Morgan Receivables Purchase Facility shall have any interest in any receivables created after notice by the Administrative Agent to such purchaser of such a Default or an Event of Default, and (C) before and after giving effect to such sale (1) the "Aggregate Unpaids" do not exceed 65% of the "Outstanding Balance" (each term, as defined in the Morgan Receivables Purchase Facility) of receivables of the Borrower and its Subsidiaries (excluding intercompany receivables) and (2) the "Outstanding Balance" of the portion of the "Purchased Assets" consisting of "Receivables" does not exceed 75% of the "Outstanding Balance" (each term, as defined in the IC/IFC Purchase Agreement) of receivables of the Borrower and its Subsidiaries (excluding intercompany receivables);

                  (f) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of equipment so sold or exchanged;

                  (g) the Borrower and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license by the Borrower or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

                  (h) each of the Borrower and its Subsidiaries may dispose of assets not otherwise permitted hereunder, provided that (i) such dispositions are made for fair market value, (ii) at the time of any disposition, no Event of Default shall exist or shall result from each such disposition, (iii) the aggregate sales price from such disposition shall be paid in cash, and (iv) the aggregate value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year of the Borrower 5.0% of the book value of the Borrower's and its Subsidiaries' tangible assets measured, together with all other dispositions in such fiscal year, as of the end of the most recently ended fiscal quarter for which the reports under Section 7.01(b) or (c) have been delivered;

                  (i) any Subsidiary of the Borrower may transfer assets to the Borrower or to any other Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

                  (j) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of such merger and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

                  (k) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any other Subsidiary of the Borrower so long as (i) the Wholly-Owned Subsidiary is the surviving corporation of any merger between a Subsidiary and a Wholly-Owned Subsidiary, (ii) to the extent that a Subsidiary Guarantor is involved in such merger, the Subsidiary Guarantor is the surviving corporation and (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); and

                  (l) dispositions of equipment by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower in the ordinary course of business pursuant to reasonable business requirements.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (and such Collateral is permitted to be released from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

                  8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by or pursuant to this Agreement and the Security Documents;

                  (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described in Annex VI (other than liens described in clauses (p) and (q) of this Section 8.03), including any continuations thereof, or concurrent replacements or substitutions therefor in respect of such Indebtedness or Indebtedness incurred to refinance such Indebtedness (which Lien shall not extend to categories, types, classes or items of collateral not previously serving as collateral for such Indebtedness or the Indebtedness so refinanced);

                  (e) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $5,000,000 (other than Liens in connection with judicial proceedings the liability under which is fully covered by insurance issued by an insurance company which has acknowledged coverage);

                  (f) Liens  incurred  (other  than  Liens  imposed by ERISA and other than on the Collateral) or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of non-delinquent tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) and (z) to secure the performance of leases, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that all such Liens (in the case of preceding clauses (y) and (z)) in the aggregate could not reasonably be expected (even if enforced) to cause a Material Adverse Effect;

                  (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which
         (i) in the aggregate are not substantial in amount, (ii) do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (iii) do not materially detract from the value of the property subject thereto;

                  (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

                  (j) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

                  (k) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 20 days after the respective purchase) of assets (other than inventory) acquired in the ordinary course of business after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(f);

                  (l) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(f) and
         (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

                  (n) Liens arising  pursuant to Capital  Leases,  provided that
         (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(f), (ii) such Liens only attach to the assets subject to such Capital Leases and (iii) such Liens are otherwise permitted under this Agreement;

                  (o) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary of the Borrower to provide collateral to the depository institution;

                  (p) Liens arising pursuant to the interest of (i) Nesbitt Burns Securities, Inc., as agent, in Nesbitt Burns Receivables sold, prior to the occurrence of a Default under Section 9.05 or any Event of Default, pursuant to the Nesbitt Burns Receivables Purchase Facility and (ii) Morgan Guaranty Trust Company of New York, as agent, in Morgan Receivables sold, prior to the occurrence of a Default under Section
         9.05 or any Event of Default and the receipt of written notice from the Administrative Agent to the agent under the Morgan Receivables Purchase Facility, pursuant to the Morgan Receivables Purchase Facility; and

                  (q) Liens on inventory financed under the IBM Inventory Finance Facility (IBM manufactured inventory) or the DFS Inventory Finance Facility, together, in each case, with price protection payments, vendor returns, identifiable cash proceeds from inventory sold for cash and related insurance proceeds.

                  8.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Part A of Annex V, without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (c)  Capitalized  Lease  Obligations   permitted  pursuant  to
         Section 8.08;

                  (d) Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 8.05;

                  (e) Indebtedness consisting of Subordinated Debt;

                  (f) Indebtedness secured by Liens permitted to be incurred pursuant to Sections 8.03(k), 8.03(l) and 8.03(n) not to exceed an aggregate amount of $25,000,000 outstanding at any time for all such Sections taken together;

                  (g)   Indebtedness   consisting  of   Contingent   Obligations
         otherwise permitted pursuant to Section 8.20;

                  (h) Indebtedness under the IBM Inventory Finance Facility or the DFS Inventory Finance Facility;

                  (i) Indebtedness under the (i) Morgan Receivables Purchase Facility and (ii) Nesbitt Burns Receivables Purchase Facility;

                  (j) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations and other Indebtedness permitted hereunder;

                  (k) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and not for purposes of speculation;

                  (l) Indebtedness of the Borrower or a Wholly-Owned Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of the acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased, provided that
         (i) such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition and (ii) such Indebtedness is repaid in full within 60 days after the consummation of such Permitted Acquisition; and

                  (m) Indebtedness consisting of the Trust Preferred Related Subordinated Debt and any refinancing thereof consummated in accordance with Section 8.18.

                  8.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

                  (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents and foreign Subsidiaries may invest in Foreign Cash Equivalents;

                  (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Borrower Common Stock so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations;

                  (e)  deposits   made  in  the  ordinary   course  of  business
         consistent with past practices to secure the performance of leases shall be permitted;

                  (f) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Sections 8.02(i), (j) and (k);

                  (g) extensions of credit by any Credit Party to any other Credit Party shall be permitted, provided that any such extensions of credit are evidenced by a note in the form of an Intercompany Note;

                  (h)  advances,  loans  and  investments  in  existence  on the
         Initial Borrowing Date and listed on Annex VII shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are independently permitted under this Section 8.05);

                  (i) Permitted Acquisitions shall be permitted in accordance with Section 8.02(a);

                  (j)  investments   made  with   consideration  to  the  extent
         consisting of non-convertible common securities of the Borrower;

                  (k) Interest Rate Protection Agreements entered into in compliance with Section 8.04(j) shall be permitted;

                  (l) Other Hedging  Agreements  entered into in compliance with
         Section 8.04(k) shall be permitted; and

                  (m) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional loans, advances and investments in Joint Ventures or Minority Investments so long as the aggregate amount of such loans, advances and investments does not exceed $25,000,000 in any fiscal year of the Borrower (determined without regard to any write-downs or write-offs thereof), provided that neither the Borrower nor any of its Subsidiaries may make or own any investment in Margin Stock.

                  8.06 Dividends, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                 (i) the Borrower  may  purchase,  redeem or  otherwise  acquire shares of its common  stock or  warrants or options to acquire any such
         shares  with  the   proceeds
         received by the Borrower from the substantially concurrent issue of new shares of its common stock;

                  (ii) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

                  (iii) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of 25% of Net Income of the Borrower and its Subsidiaries arising after March 27, 1999 and computed on a cumulative consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and

                  (iv) Vanstar Financing Trust may declare and pay regularly accruing cash dividends on the Trust Preferred Securities in accordance with the terms thereof in an amount not to exceed $9,000,000 in any fiscal year.

                  8.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  8.08 Lease Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease to agreement to lease, except for:

                  (a) leases of the Borrower and its Subsidiaries in existence on the Initial Borrowing Date and any renewal, extension or refinancing thereof;

                  (b) operating leases entered into by the Borrower or any Subsidiary of the Borrower after the Initial Borrowing Date in the ordinary course of business; and

                  (c) Capital Leases other than those permitted under clause (a) of this Section 8.08, entered into by the Borrower or any of its Subsidiaries after the Initial Borrowing Date, provided that such Capital Leases are (i) to finance the acquisition of equipment and (ii) permitted to exist under Section 8.04(f).

                  8.09 Net Worth. The Borrower shall not permit Net Worth at any time to be less than the sum of (i) 90% of Net Worth as of March 27, 1999, plus
(ii) 75% of net income, if positive for the period from and after March 27, 1999 to the last day of the then most recently ended fiscal quarter, plus (iii) 100% of the aggregate Net Issuance Proceeds received by the Borrower from the issuance or sale of its capital stock (including any preferred stock) from and after the Initial Borrowing Date, plus (iv) 100% of the principal amount of any Indebtedness (including, without limitation, any Subordinated Debt and the Trust Preferred Related Subordinated Debt), which is converted into equity after the Initial Borrowing Date (in each case on and after the date of such conversion); such covenant to be calculated as of the end of each fiscal quarter.

                  8.10 Current Ratio. The Borrower shall not permit at any time its consolidated Current Ratio to be less than 1.00:1.00.

                  8.11 Leverage Ratios. The Borrower shall not permit (i) the ratio of (a) the aggregate principal amount of Funded Senior Debt outstanding at any time of the Borrower and its Subsidiaries to (b) EBITDA for the Test Period then most recently ended to exceed (A) 2.75:1.00 at any time on or prior to the last day of the fiscal year ending on or about December 31, 1999 and (B) 1.50:1.00 at any time thereafter; or (ii) the ratio of (a) the aggregate principal amount of Funded Debt outstanding at any time of the Borrower and its Subsidiaries to (b) EBITDA for the Test Period then most recently ended to exceed (A) 3.50:1.00 at any time on or prior to the last day of the fiscal year ending on or about December 31, 1999 and (B) 2.50:1.00 at any time thereafter.

                  8.12 EBITDA to Interest Expense Ratio. The Borrower shall not permit (x) for any Test Period ending on or prior to the last day of the Borrower's fiscal year ending on or about December 31, 1999 (commencing with the fiscal quarter ending on or about June 30, 1999) the ratio of EBITDA for such Test Period to Interest Expense for such Test Period to be less than 2.75:1.00 and (y) for any Test Period ending thereafter the ratio of EBITDA for such Test Period to Interest Expense for such Test Period to be less than 3.00:1.00.

                  8.13 Total Tangible Assets to Outstandings. The Borrower shall not at any time permit the ratio of (A) the book value (determined in accordance with GAAP) of the Borrower's and its Subsidiaries' tangible assets (determined on a consolidated basis) which are free of all Liens (other than Liens in favor of the Collateral Agent under the Security Agreement) to (B) the aggregate of the Effective Amount of all Loans and the Effective Amount of all Letter of Credit Outstandings, to be less than 1.50:1.00, such ratio to be calculated as of the end of each fiscal quarter.

                  8.14   Limitation   on   Modifications   of   Certificate   of
Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                 (i) amend, modify or change in any way adverse to the interests of the Banks, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents), or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock which would be adverse to the interests of the Banks;

                (ii) enter into any amendment, supplement or modification to the IBM Inventory Finance Facility, the Morgan Receivables Purchase Facility, the DFS Inventory Finance Facility or the Nesbitt Burns Receivables Purchase Facility other than amendments, modifications or supplements which do not involve increases in interest or pricing, acceleration of amortization, increases in collateralization, or increases in facility size, and in any event the Borrower shall provide the Banks 10 Business Days' prior written notice (together with a description) of any proposed amendment, supplement or modification regardless of whether the same would require the Banks' consent pursuant to this Section 8.14(ii);

               (iii) enter into any agreement (excluding this Agreement and any other Credit Document and, with respect to the Morgan Receivables and Nesbitt Burns Receivables, the Morgan Receivables Purchase Facility and the Nesbitt Burns Receivables Purchase Facility, respectively) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than assets subject to a Lien permitted under Sections 8.03(k), (l) and
         (n)); or

                (iv) enter into, or accept obligations under, any agreement (a) prohibiting (including subjecting to any condition) the ability of the Borrower or any of its Subsidiaries to amend, supplement or otherwise modify this Agreement or any other Credit Document or (b) containing any provision that would contravene any provision of this Agreement or any other Credit Document.

                  8.15 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Credit Documents and in connection with the Morgan Receivables, and Nesbitt Burns Receivables, the Morgan Receivables Purchase Facility and the Nesbitt Burns Receivables Purchase Facility respectively, (iii) the DFS Inventory Finance Facility and the IBM Inventory Finance Facility, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, and (vi) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k), (l) and (n).

                 8.16 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire Subsidiaries so long as (i) at least three Business Days prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent,
(ii) the capital stock or other equity interests of each new Domestic Subsidiary is pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the

Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section 7.11. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

                  8.17 Limitation on Assets of Subsidiaries. The Borrower will not permit the assets of the Borrower, InaCom Communications, Inc. and Vanstar to be less than 98% of all assets of the Borrower and its Subsidiaries (other than asset interests purchased under the Nesbitt Burns Receivables Purchase Facility and proceeds thereof or the Morgan Receivables Purchase Facility and proceeds thereof). The Borrower will not permit InaCom Finance Corp. to have any assets other than non-material assets having an aggregate value of less than $10,000. The Borrower will not permit InaCom Funding Corp. to have any assets other than non-material assets having an aggregate value of less than $250,000 and asset interests purchased under the Morgan Receivables Purchase Facility or proceeds thereof. The Borrower will not permit Vanstar Finance Co. to have any assets other than assets purchased by it under the Nesbitt Burns Receivables Purchase Facility or other non-material assets having an aggregate value of less than $250.000.

                  8.18 Subordinated Debt and Trust Preferred Securities. The Borrower shall not, and shall not permit any of its Subsidiaries to:

                  (a) subject to clauses (c) and (d) below, make any payment (whether of principal, interest or otherwise) on any Subordinated Debt, Trust Preferred Related Subordinated Debt or Trust Preferred Securities on any date other than the stated, scheduled date for such payment set forth in the documents and instruments evidencing such Subordinated Debt, Trust Preferred Related Subordinated Debt or Trust Preferred Securities;

                  (b) make any payment on any Subordinated Debt, Trust Preferred
         Related   Subordinated   Debt  or   Trust   Preferred   Securities   in
         contravention or violation of the subordination provisions thereof;

                  (c) prepay, redeem, purchase or defease any Subordinated Debt, or make any deposit for any of the foregoing purposes; provided that
         (i) the Borrower may convert Subordinated Debt to non-convertible equity securities of the Borrower and (ii) the Borrower may prepay, redeem, purchase or defease Subordinated Debt of the type referred to in clauses (i) and (ii) of the definition thereof in cash, so long as such prepayment, redemption, purchase or defeasance (i) is for a price no greater than 100% of the principal of such Subordinated Debt plus accrued and unpaid interest related thereto and (ii) occurs no later than May 28, 1999; or

                  (d) prepay, redeem, purchase or defease any Trust Preferred Related Subordinated Debt or Trust Preferred Securities, or make any deposit for any of the foregoing purposes; provided that (i) the Borrower may convert Trust Preferred Related

         Subordinated Debt or Trust Preferred Securities to non-convertible equity securities of the Borrower and (ii) the Borrower may refinance, prepay, redeem, purchase or defease Trust Preferred Related Subordinated Debt or Trust Preferred Securities with the proceeds of any subordinated debt or preferred stock issuance, so long as such subordinated debt or preferred stock has payment terms and other terms, and is subordinated in form and substance, satisfactory to the Required Banks; or

                  (e)  enter  into  any   amendment  or   modification   of  any
         Subordinated Debt, Trust Preferred Related Subordinated Debt or Trust Preferred Securities.

                  8.19 Use of Proceeds. The Borrower will not, and will not permit any of its Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  8.20 Contingent Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Interest Rate Protection Agreements and Other Hedging Agreements in compliance with Section 8.04;

                  (c)  existing   Contingent   Obligations  as  of  the  Initial
Borrowing Date and listed on Part B of Annex V; and

                  (d) Contingent Obligations in connection with investments made pursuant to Section 8.05(m) in an aggregate amount not to exceed $15,000,000 outstanding at any time;

                  (e) Letters of Credit issued under this Agreement; and

                  (f) Other Contingent Obligations entered into by the Borrower in respect of any obligations of its Subsidiaries.

                  8.21 ERISA. The Borrower will not, and will not permit any of its ERISA Affiliates to: (i) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount in excess of $5,000,000 or (ii) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  8.22 Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

                  8.23 Capital Expenditures. (a) The Borrower will not and will not permit any of its Subsidiaries to, make any Capital Expenditures except that the Borrower and its Subsidiaries may make Capital Expenditures (other than in connection with Permitted Acquisitions) so long as the aggregate amount thereof during any fiscal year does not exceed $90,000,000.

                  (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to clause (a) above and this clause (b) during any fiscal year exceed 110% of the amount set forth in clause (a) above for such fiscal year.

                  (c) In addition to the Capital Expenditures permitted above, the Borrower and its Subsidiaries may make Permitted Acquisitions in accordance with Section 8.02(a) in an amount not to exceed the amounts permitted thereby.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any Unpaid Drawing (or any interest thereon), any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  9.02 Representations, etc. Any representation, warranty or statement made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which such representation, warranty or statement is made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f)(x), 7.10 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

                  9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or

                  (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $10,000,000 at any one time; or

                  (c) there occurs any termination, liquidation, unwind or similar event or circumstance under the Morgan Receivables Purchase Facility or the Nesbitt Burns Receivables Purchase Facility which permits any purchaser of such receivables to cease to purchase such receivables or as a result of which any purchaser of such receivables has ceased to purchase such receivables; or

                  9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its
Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following thirty (30) days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971, or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  9.07 Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

                  9.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Subsidiary Guaranty; or

                  9.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (not paid or not fully covered by insurance) of $5,000,000 or more individually or $10,000,000 or more in the aggregate for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 20 days from the entry thereof; or

                  9.10 Non-Monetary Judgments. Any non-monetary non-interlocutory judgment, order or decree is entered against the Borrower or its Subsidiaries which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  9.11 Invalidity of Subordination Provisions. The subordination provisions of any Subordinated Debt or any agreement or instrument governing the terms of any Subordinated Debt is or are for any reason revoked or invalidated, or otherwise cease to be in full force and effect (other than upon an equity conversion in accordance with the terms of such agreements or instruments), or the Borrower or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

                  9.12 Ownership. A Change of Control Event shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral held pursuant to Section 4.02 in satisfaction of the Obligations.

                  SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Additional   Security   Documents"  shall  have  the  meaning
provided in Section 7.11.

                  "Administrative Agent" shall mean DBNY as administrative agent for the Banks hereunder and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

                  "Aggregate Unutilized Commitment" shall mean, with respect to any Bank at any time, the sum of (i) such Bank's Term Loan Commitment at such time, if any and (ii) such Bank's Unutilized Revolving Loan Commitment at such time, if any.

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Annual Cash Investment Limit" shall mean, in any fiscal year of the Borrower, the sum of (i) (A) $50,000,000 for the fiscal year ending on or about December 31, 1999 or (B) $100,000,000 for each fiscal year thereafter plus
(ii) an amount equal to the positive difference, if any, of (A) the Annual Cash Investment Limit for the immediately preceding fiscal year less (B) the amount of cash, notes and Indebtedness paid or payable in connection with a Permitted Acquisition made during the immediately preceding fiscal year pursuant to
Section 8.02(a); provided, that in no event shall the Annual Cash Investment Limit for any fiscal year in clause (B) above exceed $125,000,000. The Annual Cash Investment Limit shall be computed exclusive of the non-convertible common equity of the Borrower received by or on behalf of the seller(s) in such Permitted Acquisition.

                  "Applicable Margin" shall mean, with respect to Term Loans, Revolving Loans, Letter of Credit Fees and Commitment Fees, the applicable percentage per annum set forth below based on the Pricing Level ("Pricing Level") then in effect:


                         Revolving Loans and Term Loans

                        Eurodollar            Base              Letter
                           Rate               Rate                of               Commitment
   Pricing Level           Loans             Loans            Credit Fees              Fee
      Level I              .875%              0.0                .875%                .30%

     Level II              1.50%              0.0                1.50%                .375%

     Level III             2.00%              0.0                2.00%                .50%

     Level IV              2.50%             1.00%               2.50%                .50%

      Level V              3.00%             1.50%               3.00%                .625%

     Level VI              3.75%             1.50%               3.75%                .875%

                                      -61-

                  For purposes of the foregoing table:

                  "Pricing Level I" shall mean that both the S&P Rating and the Moody's Rating are BBB- and Baa3, respectively, or higher.

                  "Pricing Level II" shall mean that both the S&P Rating and the Moody's Rating are BB+ and Ba1, respectively, or higher, and either the S&P Rating or the Moody's Rating is lower than BBB- or Baa3, respectively.

                  "Pricing Level III" shall mean that both the S&P Rating and the Moody's Rating are BB and Ba2, respectively, or higher, and either the S&P Rating or the Moody's Rating is lower than BB+ or Ba1, respectively.

                  "Pricing Level IV" shall mean that both the S&P Rating and the Moody's Rating are BB- and Ba3 respectively, or higher, and either the S&P Rating or the Moody's Rating is lower than BB or Ba2, respectively.

                  "Pricing Level V" shall mean that both the S&P Rating and the Moody's Rating are B+ and B1, respectively, or higher, and either the S&P Rating or the Moody's Rating is lower than BB- or Ba3, respectively.

                  "Pricing Level VI" shall mean that either the S&P Rating or the Moody's Rating is B or B2, as applicable, or lower, or that no current S&P Rating or Moody's Rating exists.

                  "S&P Rating" shall mean the then current rating (if any) by Standard & Poor's Rating Services Group ("S&P"), a division of The McGraw Hill Companies, Inc. of the long-term indebtedness of the
         Borrower (i.e., the actual or implied corporate rating for long-term unsecured debt). "Moody's Rating" means the then current rating (if any) by Moody's Investor Service ("Moody's") of the long-term indebtedness of the Borrower (Moody's and S&P are collectively referred to as the "Rating Agencies"). The Applicable Margin will be adjusted based on the S&P Rating and the Moody's Rating as and when changed. If either Rating Agency ceases to provide ratings services with respect to the Borrower, then the rating provided by the remaining Rating Agency shall be determinative of the appropriate Pricing Level; provided that if both Rating Agencies cease to provide ratings for the Borrower's long-term indebtedness, Pricing Level VI shall apply.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Assignment   and   Assumption   Agreement"   shall  mean  the
Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

                  "Authorized Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or Secretary of the Borrower or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

                  "Bank" shall mean each financial institution listed on Annex I, as well as any person that becomes a "Bank" hereunder pursuant to Section
1.13 or 12.04(b).

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of an RL Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) an RL Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(A)(b) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate, (y) the rate which is 1% in excess of the Adjusted Certificate of Deposit Rate and (z) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, without duplication, all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), and the amount of all Capitalized Lease Obligations incurred by such Person.

                  "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Certificated Securities" shall have the meaning provided in the Pledge Agreement.

                  "Change of Control Event" shall mean (i) the acquisition by any Person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, the Borrower or its Subsidiaries, or any employee benefit plan of the Borrower or its Subsidiaries which acquires beneficial ownership of voting securities of the Borrower) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Borrower's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, as of the Initial Borrowing Date, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any Person becoming a director subsequent to the Initial Borrowing Date whose election, or nomination for election by the Borrower's stockholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though such Person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Borrower of a reorganization, merger or consolidation, in each case, with respect to which Persons who were the stockholders of the Borrower immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Borrower's then outstanding voting securities; or (iv) a liquidation or dissolution of the Borrower (other than pursuant to the Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Borrower.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in each of the Security Documents and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or Section 9 hereof.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment.

                  "Commitment Fee" shall have the meaning provided in Section 3.01(a).

                  "Consolidated Current Assets" shall mean, at any time, the current assets which are or should be carried on the balance sheet of the Borrower and its Subsidiaries at such time determined in accordance with GAAP on a consolidated basis.

                  "Consolidated Current Liabilities" shall mean, at any time, the current liabilities which are or should be carried on the balance sheet of the Borrower and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

                  "Contingent Obligations" shall mean as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect any Surety Instrument (other than any Letter of Credit under this Agreement) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered or (d) in respect of any Interest Rate Protection Agreements or Other Hedging Agreements. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other
Contingent Obligations (other than in respect of Interest Rate Protection Agreements or Other Hedging Agreements) shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Interest Rate Protection Agreements or Other Hedging Agreements, shall be equal to the amount payable if such Agreements were terminated at such time (giving effect to any legally enforceable netting agreement relating thereto).

                  "Convertible Preferred Securities Purchase Agreement" shall mean the Purchase Agreement, dated September 26, 1996, among Vanstar, Vanstar Financing Trust and the Initial Purchasers named therein.

                  "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty and each Security Document.

                  "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "Current Ratio" shall mean, at any time, the ratio of (a) the Consolidated Current Assets of the Borrower and its Subsidiaries to (b) the Consolidated Current Liabilities of the Borrower and its Subsidiaries at such time.

                  "DBNY" shall have the meaning  provided in the first paragraph
of  this   Agreement,   and  any  successor   corporation   thereto  by  merger,
consolidation or otherwise.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "DFS Inventory Finance Facility" shall mean the agreement for wholesale financing dated as of December 24, 1998 between the Borrower and Deutsche Financial Services Corporation, together with all the documents, instruments and agreements related thereto, as the same may be amended, supplemented or modified from time to time.

                  "Dividends" shall have the meaning provided in Section 8.06.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

                  "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any applicable period, Net Income for such period, plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) federal, state, local and foreign income taxes,
(iii) depletion, depreciation and amortization of tangible and intangible assets and (iv) non-recurring charges taken in the fiscal year ending on or about December 31, 1999 in an amount not greater than $197,000,000 and relating to the Vanstar Merger.

                  "Effective Amount" shall mean (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date and (ii) with respect to any Letter of Credit Outstandings on any date, the amount of such Letter of Credit Outstandings on such date after giving effect to any of Letter of Credit issuances occurring on such date and any other changes in the aggregate amount of the Letter of Credit Outstandings as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Eligible Transferee" shall mean and include a commercial bank, investment company, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities
Act).

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental  or  regulatory  authorities  for  enforcement,  cleanup,  removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety to the extent health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or any Subsidiary of the Borrower being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, a rate per annum equal to the (i) rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the principal amount of such Eurodollar Loan of Deutsche Bank, and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London interbank market to the London office of Deutsche Bank AG by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Eurodollar Rate is applicable, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member Bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning  provided in Section
9.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, and the regulations promulgated thereunder.

                  "Existing Credit Facility" shall mean the Credit Agreement, dated as of April 23, 1998 among the Borrower, DBNY, as Agent, and various lenders, as amended to and including the Effective Date.

                  "Existing  Indebtedness"  shall have the  meaning  provided in
Section 6.20.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.12(a).

                  "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Loan Facility or the Revolving Loan Facility.

                  "Facing  Fee"  shall  have the  meaning  provided  in  Section
3.01(c).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any Bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

                  "Funded Debt" of a Person shall mean the sum of (i) "Indebtedness" of such Person of the types described in clauses (a), (b), (c) and (f) of the definition thereof, together with all Indebtedness of the type described in such clauses secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (ii) all Trust Preferred Related Subordinated Debt.

                  "Funded Senior Debt" of a Person shall mean all Funded Debt of such Person other than (a) Subordinated Debt, (b) Trust Preferred Related Subordinated Debt, and (c) Indebtedness in respect of the IBM Inventory Finance Facility, the DFS Inventory Finance Facility, the Morgan Receivables Purchase Facility and the Nesbitt Burns Receivables Purchase Facility.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                  "Guaranty Obligation" shall have the meaning provided in the definition of Contingent Obligation.

                  "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

                  "HP" shall have the meaning provided in Section 6.25.

                  "HP-Lockheed  Property"  shall have the  meaning  provided  in
Section 6.25.

                  "HP Transaction" shall have the meaning provided in Section 6.25.

                  "HP UCC Filings" shall have the meaning provided in Section 6.25.

                  "HW" shall have the meaning provided in Section 6.25.

                  "IBM Inventory Finance Facility" means the Agreement for Inventory Financing, dated as of April 23, 1998, between the Borrower and IBM Credit Corporation, together with all documents, instruments and agreements related thereto, as the same may be amended, supplemented or modified from time to time.

                  "IC/IFC Purchase Agreement" shall mean the Purchase Agreement, dated as of July 1, 1998, among the Borrower, as the seller, and InaCom Funding Corp., as the buyer, together with all documents, instruments, and agreements related thereto, as the same may be amended, supplemented or modified from time to time.

                  "InaCom Acquisition" shall mean InaCom Acquisition, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower formed for the purpose of consummating the Vanstar Merger.

                  "Indebtedness" of any Person shall mean, without  duplication,
(a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to the repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness created or arising under any Interest Protection Agreement and Other Hedging Agreement; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others if the kinds referred to in clauses (a) through (g) above. Indebtedness shall include Morgan Receivables and Nesbitt Burns Receivables sold pursuant to the Morgan Receivables Purchase Facility and Nesbitt Burns Receivable Purchase Facility, respectively, to the extent that indemnification, recourse or repurchase obligations exists under the Morgan Receivables Purchase Facility or the Nesbitt Burns Receivables Purchase Facility, as the case may be. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or any joint venture or limited liability company in which such Person is a general partner or a joint venture or a member.

                  "Indemnified  Person"  shall  have  the  meaning  provided  in
Section 12.01.

                  "Initial Borrowing Date" shall mean the date upon which the Term Loans are initially incurred hereunder.

                  "Intercompany Note" shall mean a promissory note, in the form of Exhibit I, evidencing intercompany Indebtedness under Section 8.05.

                  "Interest Expense" shall mean, for any applicable period, the aggregate consolidated interest expense (both cash and non-cash and determined without regard to original issues discount) of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, to the extent allocable to interest expense in accordance with

GAAP, (i) all other fees paid or owed with respect to the issuance or maintenance of Contingent Obligations (including letters of credit of the Borrower and its Subsidiaries), (ii) net costs or benefits payable under Interest Rate Protection Agreements or Other Hedging Agreements of the Borrower and its Subsidiaries and (iii) the portion of any payments made in respect of obligations in respect of Capitalized Leases of the Borrower and its Subsidiaries allocable to interest expense, but excluding interest paid to the Vanstar Financing Trust the proceeds of which are used by such Person to pay regularly accruing cash dividends on the Trust Preferred Securities.

                  "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Inventory Finance Facilities" shall have the meaning provided in Section 5.12(b).

                  "Joint Venture" shall mean a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations (other than Subordinated Debt) of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter  of Credit  Fee" shall have the  meaning  provided  in
Section 3.01(b).

                  "Letter of Credit Issuer" shall mean DBNY.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning  provided in
Section 2.02(a).

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

                  "Loan" shall mean each and every Loan made by any Bank hereunder, including Term Loans and Revolving Loans.

                  "Lockheed" shall have the meaning provided in Section 6.23.

                  "Margin  Stock" shall have the meaning  provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole (b) a material impairment of the ability of the Borrower or any Subsidiary to perform any obligation under any Credit Document necessary to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Credit Document, or (ii) the perfection or priority of a Lien granted under any of the Security Documents.

                  "Maturity Date" with respect to any Facility shall mean either the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                  "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $500,000 or any multiple of $100,000 in excess thereof and (ii) for Eurodollar Loans, $5,000,000 or any multiple of $1,000,000 in excess thereof.

                  "Minority Investment" shall mean any investment of cash, notes and/or Indebtedness in a Person other than any investment constituting a Permitted Acquisition or a Joint Venture.

                  "Moody's" shall have the meaning provided in the definition of "Applicable Margin."

                  "Morgan Receivables" shall mean the "Purchased Interest" in "Receivables" under the Morgan Receivables Purchase Facility, together with the "Related Security" and "Collections" in connection therewith, as each is defined in the Morgan Receivables Purchase Facility, as in effect on the Initial Borrowing Date.

                  "Morgan Receivables Purchase Facility" shall mean the Receivables Purchase Agreement, dated as of July 1, 1998, among InaCom Funding Corp., as seller, InaCom Corp., as servicer, Delaware Funding Corporation, as buyer, and Morgan Guaranty Trust Company of New York, as administrative agent, together with all documents, instruments and agreements related thereto (including the IC/IFC Purchase Agreement), as the same may be amended, supplemented or modified from time to time.

                  "NAIC" shall have the meaning provided in Section 1.10(c).

                  "Nesbitt Burns Receivables" means the "Purchased Interest" in "Receivables" under the Nesbitt Burns Receivables Purchase Facility, together with the "Related Security" and "Collections" in connection therewith as each is defined in the Nesbitt Burns Receivables Purchase Facility, as in effect on the Initial Borrowing Date.

                  "Nesbitt Burns Receivables Purchase Facility" means the Receivables Purchase Agreement, dated as of December 20, 1996, among Vanstar Finance Co., as seller, Vanstar Corporation, as servicer, Pooled Accounts Receivable Capital Corporation, as Purchaser, and Nesbitt Burns Securities, Inc., as agent, together with all documents, instruments and agreements related thereto, as the same may be amended, supplemented or modified from time to time.

                  "Net Income" shall mean, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss (including any extraordinary losses)) on a consolidated statement of income of the Borrower and its Subsidiaries for such period;
provided, however, that Net Income shall exclude (i) the effect of any extraordinary or other non-recurring non-cash gains outside the ordinary course of business and (ii) any write-up in the value of any asset (to the extent such write-up exceeds any write-down taken in connection with the same transaction or event which gave rise to such write-up).

                  "Net Issuance Proceeds" shall mean, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

                  "Net Worth" shall mean, as of any date of determination, total consolidated assets of the Borrower as of such date minus total consolidated liabilities of the Borrower as of such date and minus the carrying value on a consolidated basis of (a) all amortizing debt issuance carried as an asset, (b) all reserves carried and not deducted from assets or not reflected as a liability, and (c) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or repayment of any capital stock or any Indebtedness or Contingent Obligation, if no offsetting liability exists with respect to such Indebtedness or Contingent Obligation on the balance sheet of the Borrower.

                  "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                  "Note" shall mean each Term Note and each Revolving Note.

                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03(a).

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019, Attention: John Quinn or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                  "Obligations" shall mean all advances, debts, liabilities, obligations, covenants and duties arising under any Credit Document owing by the Borrower to any Bank, the Letter of Credit Issuer, the Administrative Agent, the Collateral Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted  Acquisition"  shall have the  meaning  provided in
Section 8.02(a).

                  "Permitted Liens" shall have the meaning provided in Section 8.03.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.10(a).

                  "Prime Lending Rate" shall mean the rate announced by DBNY from time to time as its prime lending rate for commercial loans within the United States (but is not intended to be the lowest rate of interest) and charged by DBNY in connection with extensions of credit to debtors. Any change in the prime lending rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Projections" shall have the meaning provided in Section 5.15.

                  "Quarterly Payment Date" shall mean June 30, September 30, December 31 and March 31.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Receivables Purchase Facilities" shall have the meaning provided in Section 5.12(c).

                  "Register" shall have the meaning provided in Section 7.13.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Release" shall mean any disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced  Bank"  shall have the  meaning  provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and
(ii) the Total  Revolving  Loan  Commitment  less the aggregate  Revolving  Loan
Commitments  of  Defaulting  Banks  (or,  if  after  the  Total  Revolving  Loan
Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time).

                  "Returns" shall have the meaning provided in Section 6.19.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(A)(b).

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b).

                  "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

                  "Revolving Loan Maturity Date" shall mean March 31, 2003.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RL Bank" shall mean, at any time, each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

                  "RL Percentage" shall mean at any time for each RL Bank, the percentage obtained by dividing such RL Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment; provided, that if the Total Revolving Loan Commitment has been terminated, the RL Percentage of each RL Bank shall be determined by dividing such RL Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

                  "S&P" shall have the meaning provided in the definition of Applicable Margin.

                  "Scheduled  Repayment"  shall  have the  meaning  provided  in
Section 4.02(A)(b).

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning provided in the respective Security Documents.

                  "Security  Agreement"  shall  have  the  meaning  provided  in
Section 5.10(b).

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5.10 and 7.11, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                  "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Subordinated Debt" shall mean (i) the 4.5% convertible subordinated debentures issued by the Borrower in the original principal amount of $86,250,000, due November 1, 2004, to the extent governed by the relevant documents as in effect on the Initial Borrowing Date, (ii) the 6.0% convertible subordinated debentures issued by the Borrower in the original principal amount of $55,250,000, due June 15, 2006 to the extent governed by the relevant documents as in effect on the Initial Borrowing Date, and (iii) any other Indebtedness of the Borrower having payment terms and other terms, and subordinated in form and substance, satisfactory to the Required Banks.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than a Foreign Subsidiary and other than Vanstar Finance Co., Vanstar Financing Trust and InaCom Funding Corp.).

                  "Subsidiary  Guaranty"  shall  have the  meaning  provided  in
Section 5.11.

                  "Surety   Instruments"   shall  mean  all  letters  of  credit
(including standby and commercial), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or other such page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "Term Loan" shall have the meaning provided in Section 1.01(A)(a).

                  "Term Loan Maturity Date" shall mean March 31, 2003.

                  "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or 9.

                  "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

                  "Term  Note"  shall  have  the  meaning  provided  in  Section
1.05(a).

                  "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower (or, if shorter, the period beginning on the first day of the fiscal quarter ending on or about March 31, 1999 and ending on the last day of the then most recently ended fiscal quarter of the Borrower), in each case taken as one accounting period; provided that for purposes of calculating compliance with Section 8.11(i) for the Test Period ending on or about June 30, 1999, EBITDA shall be EBITDA as calculated for such Test Period multiplied by 2.00 and (ii) for the Test Period ending on or about September 30, 1999, EBITDA shall be EBITDA as calculated for such Test Period multiplied by 1.33.

                  "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

                  "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the RL Banks.

                  "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

                  "Trust Preferred Related Subordinated Debt" shall mean the 6-3/4% convertible subordinated debentures issued by Vanstar in the original principal amount of $180,412,350 due 2016 pursuant to the Indenture between Vanstar and Wilmington Trust Company, dated as of October 2, 1996.

                  "Trust  Preferred   Securities"  shall  mean  the  Convertible
Preferred Securities (as defined in the Convertible Preferred Securities Purchase Agreement) issued and sold by Vanstar Financing Trust.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable thereto.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

                  "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

                  "Vanstar"   shall  mean   Vanstar   Corporation,   a  Delaware
corporation.

                  "Vanstar Merger" shall mean the previous merger of Vanstar with InaCom Acquisition pursuant to which Vanstar was the surviving corporation and became a Wholly-Owned Subsidiary of the Borrower, which merger was consummated substantially as set forth in the Agreement and Plan of Merger, dated as of October 8, 1998, among the Borrower, InaCom Acquisition and Vanstar.

                  "Vanstar Merger Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Vanstar Merger.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  "Year 2000  Compliant"  shall  have the  meaning  provided  in
Section 6.22.

                  "Year 2000 Problem" shall have the meaning provided in Section 7.14.

                  SECTION 11. The Administrative Agent.

                  11.01  Appointment.   Each  Bank  irrevocably  designates  and
appoints DBNY as Administrative Agent of such Bank (for purposes of this Section 11, the term " Administrative Agent" also shall include DBNY in its individual capacity acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes DBNY as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

                  11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                  11.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Administrative Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The

Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or all of the Banks, to the extent required by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  11.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The
Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11.07 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided, that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired (other than as a result of the gross negligence or willful misconduct of the Administrative Agent), the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                  11.08 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity. The Administrative Agent and/or its affiliates may own stock of the Borrower or any Subsidiary of the Borrower and may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  11.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.10 Resignation of the Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and, unless a Default of the type referred to in Section 9.05 has occurred and is continuing, to the Borrower. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent which is a Bank or a trust company for the Banks subject, to the extent that no payment or bankruptcy Default, or Event of Default, has occurred and is then continuing, to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If a successor Administrative Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by the
Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all duties of the Administrative Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above. After the resignation of the Administrative Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  11.11 Syndication Agent; Documentation Agent. Nothing in this Agreement shall impose on the Syndication Agent or the Documentation Agent, in each case in such capacity, any duties or obligations.

                  SECTION 12.  Miscellaneous.

                  12.01 Payment of Expenses, etc. The Borrower hereby agrees to:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the
Administrative Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) and consultants for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, and each Bank, its officers, directors, trustees, employees, representatives, affiliates and agents (each an "Indemnified Person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Indemnified Person is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02 Right of Setoff, Collateral Matters. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Bank (including, without limitation, by branches and agencies of the Administrative Agent or such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations of the Borrower or any of its Subsidiaries to the Administrative Agent or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

                  12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; and if to the Administrative Agent, at the Notice Office; or, at such other address as shall be designated by any party in a written notice to the other parties hereto.

All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that no Bank may assign or transfer all or any portion of its Commitment and/or its outstanding Loans except as provided in
Section 12.04(b) and, provided further, that although any Bank may grant participations in its rights hereunder in accordance with this Section, such Bank shall remain a "Bank" for all purposes hereunder and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b)  Notwithstanding  the  foregoing,  any  Bank  (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) and/or its outstanding Loans to (i) any other Bank or Banks, (ii) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (iii) in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and outstanding principal amount of Loans hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued (to the extent requested by the new Bank), at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of the Administrative Agent, the Letter of Credit Issuer (to the extent that such assignment includes an assignment of any
Revolving Loan Commitment) and, so long as no Default or Event of Default exists, the consent of the Borrower, shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (each of which consents shall not be unreasonably withheld or delayed) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 7.13 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section
4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to the trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 26, 1998 financial statements of the Borrower delivered to the Banks pursuant to Section 6.10(b).

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days or on the actual number of days elapsed over a year of 365/366 days in the case of Base Rate Loans based on the Prime Lending Rate.

                  12.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit

Document may be brought in the courts of the County of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or termi-
nated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend any Scheduled Repayment, extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof ), (ii) discharge any Subsidiary Guarantor, or release any portion of the Collateral having a book value in excess of $2,000,000 except as otherwise may be provided in this Agreement or in the Security Documents or except where the consent of the Required Lenders only is specifically provided for, (iii) amend, modify or waive any provision of this
Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1)
increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of the Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, or (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

                  12.15 Confidentiality. (a) Each of the Banks agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement and is designated by the Borrower in writing as being confidential; provided, that any Bank may disclose any such information (a) as has become generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee agrees to be bound by the provisions of this
Section 12.15 to the same extent as such Bank.

                  (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section
12.15 to the same extent as such Bank).

                  12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                      * * *
                                      -91-

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
10810 Farnam Drive                  INACOM CORP.
Omaha, NE  68154
Attention: Mr. Richard C. Oshlo
Telephone: (402) 758-4380
Telecopy:  (402) 758-3509               /s/ Richard C. Oshlo
                                    By:_______________________________
                                        Name:  Richard C. Oshlo
                                        Title: Treasurer & V.P.


                                    DEUTSCHE BANK AG,
                                      NEW YORK BRANCH,
                                      as Administrative Agent


                                        /s/ Robert W. Wood
                                    By:_______________________________
                                        Name:   Robert Wood
                                        Title:  Director


                                        /s/ John L. Quinn
                                    By:_______________________________
                                        Name:   John L. Quinn
                                        Title:  Assistant Vice President

                                    DEUTSCHE BANK AG,
                                      NEW YORK BRANCH and/or
                                      CAYMAN ISLANDS BRANCH



                                        /s/ Robert Wood
                                    By:_______________________________
                                        Name:   Robert Wood
                                        Title:  Director

                                        /s/ John L. Quinn
                                    By:_______________________________
                                        Name:  John L. Quinn
                                        Title: Assistant Vice President

                                    IBM CREDIT CORPORATION,
                                      as Documentation Agent



                                        /s/ Robert W. Flood
                                    By:_______________________________
                                        Name:  Robert W. Flood
                                        Title: Region Manager Central



                                    BANQUE NATIONALE DE PARIS,
                                      Individually and as Syndication Agent



                                   /s/ Jennifer Y. Cho /s/ Stuart Darby
                                By:_______________________________
                              Name:  Jennifer Y. Cho   Stuart Darby
                             Title:  Vice President    Assistant Vice President


                                    ABN AMRO BANK, N.V.




                                      /s/ Lee-Lee Miao   Paul S. Faust
                                By:_______________________________
                             Name:   Lee-Lee Miao        Paul S. Faust
                             Title:  Vice President      Vice President


                                    COMERICA BANK




                                        /s/ James B. Haeffner
                                    By:_______________________________
                                        Name:  James B. Haeffner
                                        Title: First Vice President


l                                   CREDIT LYONNAIS CHICAGO BRANCH



                                        /s/ Peter B. Kelly
                                    By:_______________________________
                                        Name:  Peter B. Kelly
                                        Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION



                                        /s/ Merrill M. Hales
                                    By:_______________________________
                                        Name:  Merrill M. Hales
                                        Title: Vice President


                                    MERCANTILE BANK N.A.



                                        /s/ Joseph L. Sooter, Jr.
                                    By:_______________________________
                                        Name:  Joseph L. Sooter, Jr.
                                        Title: Vice President


                                                 TABLE OF CONTENTS


                                                                                                               Page


SECTION 1.  Amount and Terms of Credit.............................................................................1

         1.01  Commitments.........................................................................................1
         1.02  Minimum Borrowing Amounts, etc......................................................................2
         1.03  Notice of Borrowing.................................................................................2
         1.04  Disbursement of Funds...............................................................................2
         1.05  Notes...............................................................................................3
         1.06  Conversions.........................................................................................4
         1.07  Pro Rata Borrowings.................................................................................4
         1.08  Interest............................................................................................4
         1.09  Interest Periods....................................................................................5
         1.10  Increased Costs, Illegality, etc....................................................................6
         1.11  Compensation........................................................................................8
         1.12  Change of Lending Office............................................................................9
         1.13  Replacement of Banks................................................................................9

SECTION 2.  Letters of Credit.....................................................................................10

         2.01  Letters of Credit..................................................................................10
         2.02  Letter of Credit Requests; Notices of Issuance.....................................................11
         2.03  Agreement to Repay Letter of Credit Payments.......................................................11
         2.04  Letter of Credit Participations....................................................................12
         2.05  Increased Costs....................................................................................14

SECTION 3.  Fees; Commitments.....................................................................................15

         3.01  Fees...............................................................................................15
         3.02  Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment...................15
         3.03  Mandatory Adjustments of Commitments, etc..........................................................16

SECTION 4.  Payments..............................................................................................16

         4.01  Voluntary Prepayments..............................................................................16
         4.02  Mandatory Prepayments..............................................................................17
         4.03  Method and Place of Payment........................................................................19
         4.04  Net Payments.......................................................................................19

SECTION 5.  Conditions Precedent..................................................................................21

         5.01  Execution of Agreement; Notes......................................................................21
         5.02  No Default; Representations and Warranties.........................................................21

                                      (i)

         5.03  Officer's Certificate..............................................................................21
         5.04  Opinions of Counsel................................................................................21
         5.05  Corporate Proceedings; etc.........................................................................21
         5.06  Adverse Change, etc................................................................................22
         5.07  Litigation.........................................................................................22
         5.08  Approvals..........................................................................................22
         5.09  Consummation of the Vanstar Merger.................................................................22
         5.10  Security Documents.................................................................................23
         5.11  Subsidiary Guaranty................................................................................23
         5.12  Existing Indebtedness Agreements; Inventory Finance Facilities; and Receivable Purchase
                  Facilities......................................................................................24
         5.13  Solvency Certificate; Environmental Analyses; Insurance Analyses; Financial Statements.............24
         5.14  Pro Forma Financial Statements.....................................................................24
         5.15  Projections........................................................................................25
         5.16  Existing Indebtedness..............................................................................25
         5.17  Payment of Fees....................................................................................26

SECTION 6.  Representations, Warranties and Agreements............................................................26

         6.01  Status.............................................................................................26
         6.02  Power and Authority................................................................................26
         6.03  No Violation.......................................................................................27
         6.04  Litigation.........................................................................................27
         6.05  Use of Proceeds; Margin Regulations................................................................27
         6.06  Governmental Approvals.............................................................................27
         6.07  Investment Company Act.............................................................................28
         6.08  Public Utility Holding Company Act.................................................................28
         6.09  True and Complete Disclosure.......................................................................28
         6.10  Financial Condition; Financial Statements..........................................................28
         6.11  Security Interests.................................................................................29
         6.12  Compliance with ERISA..............................................................................29
         6.13  Subsidiaries.......................................................................................30
         6.14  Intellectual Property..............................................................................31
         6.15  Compliance with Statutes, etc......................................................................31
         6.16  Environmental Matters..............................................................................31
         6.17  Properties.........................................................................................32
         6.18  Labor Relations....................................................................................32
         6.19  Tax Returns and Payments...........................................................................32
         6.20  Existing Indebtedness..............................................................................33
         6.21  Insurance..........................................................................................33
         6.22  Year 2000 Compliance...............................................................................33
         6.23  Hewlett-Packard Financing Statements...............................................................33
         6.24  Assets of Borrower, InaCom Communications, InaCom Finance Corp.,
                 Vanstar, Vanstar Finance Co. and InaCom Funding Corp.............................................33

                                      (ii)

SECTION 7.  Affirmative Covenants.................................................................................34

         7.01  Information Covenants..............................................................................34
         7.02  Books and Records..................................................................................37
         7.03  Insurance..........................................................................................37
         7.04  Payment of Taxes...................................................................................38
         7.05  Corporate Franchises...............................................................................38
         7.06  Compliance with Statutes, etc......................................................................38
         7.07  Compliance with Environmental Laws.................................................................38
         7.08  ERISA..............................................................................................39
         7.09  Good Repair........................................................................................40
         7.10  End of Fiscal Years; Fiscal Quarters...............................................................40
         7.11  Additional Security; Further Assurances............................................................40
         7.12  Interest Rate Protection...........................................................................41
         7.13  Register...........................................................................................41
         7.14  Year 2000 Compliance...............................................................................41

SECTION 8.  Negative Covenants....................................................................................42

         8.01  Changes in Business................................................................................42
         8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.............................................42
         8.03  Liens..............................................................................................45
         8.04  Indebtedness.......................................................................................48
         8.05  Advances, Investments and Loans....................................................................49
         8.06  Dividends, etc.....................................................................................50
         8.07  Transactions with Affiliates.......................................................................51
         8.08  Lease Obligations..................................................................................51
         8.09  Net Worth..........................................................................................51
         8.10  Current Ratio......................................................................................51
         8.11  Leverage Ratios....................................................................................51
         8.12  EBITDA to Interest Expense Ratio...................................................................52
         8.13  Total Tangible Assets to Outstandings..............................................................52
         8.14  Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other
                  Agreements; etc.................................................................................52
         8.15  Limitation on Certain Restrictions on Subsidiaries.................................................53
         8.16  Limitation on the Creation of Subsidiaries.........................................................53
         8.17  Limitation on Assets of Subsidiaries...............................................................53
         8.18  Subordinated Debt and Trust Preferred Securities...................................................54
         8.19  Use of Proceeds....................................................................................54
         8.20  Contingent Obligations.............................................................................55
         8.21  ERISA..............................................................................................55
         8.22  Accounting Changes.................................................................................55
         8.23  Capital Expenditures...............................................................................55

SECTION 9.  Events of Default.....................................................................................56

                                     (iii)

         9.01  Payments...........................................................................................56
         9.02  Representations, etc...............................................................................56
         9.03  Covenants..........................................................................................56
         9.04  Default Under Other Agreements.....................................................................56
         9.05  Bankruptcy, etc....................................................................................57
         9.06  ERISA..............................................................................................57
         9.07  Security Documents.................................................................................58
         9.08  Subsidiary Guaranty................................................................................58
         9.09  Judgments..........................................................................................58
         9.10  Non-Monetary Judgments.............................................................................58
         9.11  Invalidity of Subordination Provisions.............................................................58
         9.12  Ownership..........................................................................................58

SECTION 10.  Definitions..........................................................................................59


SECTION 11.  The Administrative Agent.............................................................................78

         11.01  Appointment.......................................................................................79
         11.02  Delegation of Duties..............................................................................79
         11.03  Exculpatory Provisions............................................................................79
         11.04  Reliance by Administrative Agent..................................................................80
         11.05  Notice of Default.................................................................................80
         11.06  Non-Reliance on Administrative Agent and Other Banks..............................................80
         11.07  Indemnification...................................................................................81
         11.08  Administrative Agent in its Individual Capacity...................................................81
         11.09  Holders...........................................................................................82
         11.10  Resignation of the Administrative Agent; Successor Administrative Agent...........................82
         11.11  Syndication Agent; Documentation Agent............................................................82

SECTION 12.  Miscellaneous........................................................................................82

         12.01  Payment of Expenses, etc..........................................................................82
         12.02  Right of Setoff, Collateral Matters...............................................................83
         12.03  Notices...........................................................................................84
         12.04  Benefit of Agreement..............................................................................84
         12.05  No Waiver; Remedies Cumulative....................................................................85
         12.06  Payments Pro Rata.................................................................................86
         12.07  Calculations; Computations........................................................................86
         12.08  Governing Law; Submission to Jurisdiction; Venue..................................................87
         12.09  Counterparts......................................................................................87
         12.10  Effectiveness.....................................................................................87
         12.11  Headings Descriptive..............................................................................88
         12.12  Amendment or Waiver; etc..........................................................................88
         12.13  Survival..........................................................................................89
         12.14  Domicile of Loans.................................................................................89
         12.15  Confidentiality...................................................................................89

                                      (iv)

         12.16  Waiver of Jury Trial..............................................................................89


ANNEX I              --        List of Banks
ANNEX II             --        Bank Addresses
ANNEX III            --        Real Properties
ANNEX IV             --        Subsidiaries
ANNEX V              --        Existing Indebtedness
ANNEX VI             --        Existing Liens
ANNEX VII            --        Investments
ANNEX VIII           --        Plans
ANNEX IX             --        HP Transaction
ANNEX X              --        Letters of Credit



EXHIBIT A-1          --        Form of Notice of Borrowing
EXHIBIT A-2          --        Form of Letter of Credit Request
EXHIBIT B-1          --        Form of Term Note
EXHIBIT B-2          --        Form of Revolving Note
EXHIBIT C            --        Form of Section 4.04(b)(ii) Certificate
EXHIBIT D            --        Form of Officers' Certificate
EXHIBIT E            --        Form of Pledge Agreement
EXHIBIT F            --        Form of Security Agreement
EXHIBIT G            --        Form of Subsidiary Guaranty
EXHIBIT H            --        Form of Assignment and Assumption Agreement
EXHIBIT I            --        Form of Intercompany Note
EXHIBIT J            --        Form of Solvency Certificate
EXHIBIT K            --        Form of Legal Opinion